EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2009 relating to the consolidated financial statements of Spire Corporation and subsidiaries, as of and for the years ended December 31, 2008 and December 31, 2007, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-22223, 333-128611 and 333-143517).


/s/ Vitale, Caturano & Company, P.C.

VITALE, CATURANO & COMPANY, P.C.

March 31, 2009
Boston, Massachusetts